Exhibit 10.1

Addendum No. 3 dated 16.03.2022 Contract № 840/08625142/31/22-21
THE SELLER Isotope - Regional Alliance, Joint-Stock Company (Isotope JSC) Pogodinskaya str., 22, Moscow, 119435, Russia. Phone: +7 (495) 981-96-16/17
THE BUYER The Company IsoRay Medical Inc. 350 Hills Street, Suite 106 Richland, WA 99354-5411 USA

THE BUYER and THE SELLER have mutually agreed on the following:

Consignee under the Contract may be the following organization:

Moving Forward International GmbH

Cargo City South, Bldg 638b, 60549 Frankfurt, Germany

Tel.: +49 (0) 69 9686 123 10

Airport of destination: Frankfurt, Germany

All other terms and conditions are in accordance with Contract No. 840/08625142/31/22-21, Addendum 1-2.

The present Addendum No.3 is an integral part of the Contract and may be signed via facsimile or e- mail.

/s/Konstantin Ershov, Head of Supplies THE SELLER	/s/Jennifer Streeter, COO, March 16, 2022 THE BUYER